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                                                                   EXHIBIT 10.45

                                OPTION AGREEMENT
                                ----------------


         THIS OPTION AGREEMENT (the Agreement") is entered into as of December 26, 1996, by and between INCO HOMES CORPORATION, a Delaware corporation ("Owner"), and OVERLAND OPPORTUNITY FUND, LLC, a California limited liability company ("Optionee").

                 Grant of Option. Provided that Optionee acquires all of the "Shares" (as defined in that certain Common Stock Purchase Agreement of even date herewith ("Stock Purchase Agreement") between Owner and Optionee) in accordance with the terms thereof, Owner grants to Optionee an exclusive option to purchase any one or all of the four parcels constituting the real property (the "Property") specifically described in the Agreement of Purchase and Sale attached to this Agreement as Exhibit A (the "Purchase Agreement"), on the terms and conditions set forth in this Agreement and in the Purchase Agreement.

                 Option Consideration. On or before January 31, 1997, Optionee shall pay to Owner the sum of Fifty Thousand Dollars ($50,000) as consideration for the option, which sum shall not be applied to or credited against the purchase price of the Property in the event the option is exercised.

                 The purchase price for the Property ("Purchase Price") shall be determined as follows:

                 If the Closing (as defined in the Purchase Agreement) occurs on or before the date which is 24 months after the date of the Purchase Agreement (such date being referred to herein as the "First Closing Date"), the Purchase Price shall be $8,000 per acre; and if the Closing occurs after the First Closing Date but on or before the date which is 48 months after the date of the Purchase Agreement (such date being referred to herein as the "Second Closing Date"), the Purchase Price shall be $10,000 per acre; and if the Closing occurs after the Second Closing Date, the Purchase Price shall be $12,000 per acre. Once the Purchase Price is determined, the parties shall (and hereby agree to) insert the Purchase Price where provided in Section 1.2 of the Purchase Agreement. If the Optionee is prepared to close but the Closing is delayed due to no fault of the Optionee, the Purchase Price shall be the per acre amount that would have been paid had the Closing occurred without the delay.

                 Term of Option. The term of this option shall commence on February 1, 1997 and shall expire at 5:00 p.m. (PST) on January 31, 2003.

                 Manner of Exercising Option. The option may be exercised by Optionee's delivering to Owner, by personal delivery, before the expiration of the option term set forth in Paragraph 3 above, written notice of such exercise (the "Notice"), which Notice shall state that the option is exercised without condition or qualification. The Notice shall be accompanied by three (3) copies of the Purchase Agreement identical to the form attached as Exhibit A, executed by Optionee, with the blank in the introductory paragraph of the Purchase Agreement for the Contract Date being completed with the date of the Notice.

                 Completion of Sale. On actual receipt by Owner before the expiration of the option term of the Notice and three (3) copies of the Purchase Agreement executed by Optionee, Owner shall, within two (2) business days, execute the Purchase Agreement and deliver an executed copy to Optionee and to the Title Company (as defined in the Purchase Agreement). The Purchase Agreement shall thereafter be immediately effective and binding on both Owner and Optionee without further execution by the parties. The terms and conditions of the sale of the Property shall be those set forth in the Purchase Agreement.

                 Optionee's Review of the Property. During the option term, Optionee shall have the right to review such soils tests and reports and other tests and inspections of the Property as Optionee shall deem necessary in order to determine whether the Property is suitable for Optionee's intended use. Additionally, during the option term, Optionee shall have the right to market the Property to third parties or co-investors. Owner hereby grants to Optionee, its agents and employees, the right and license to go on to the Property and to inspect Owner's records relating to the Property for such purposes; provided, however, that Optionee shall indemnify Owner from any loss or liability caused by Optionee in exercising such right.


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                 Operation of the Property.  Until the Closing, Owner shall maintain the Property in good condition. Until the Closing, unless Optionee's prior written consent is first obtained, Owner shall not enter into any contract or agreement with respect to the Property which is not cancelable on thirty days' notice without cost or expense to Optionee. Owner shall promptly deliver to Optionee copies of all offers and proposals to purchase the Property or any portion thereof which are received or made by Owner prior to the Closing.

                 Memorandum of Option; Recording Quitclaim Deed on Termination of Option. Optionee may cause a memorandum of this Agreement to be recorded against the Property. If this option is terminated, Optionee agrees, if requested by Owner, to execute, acknowledge, and deliver a quitclaim deed to Owner within two (2) days of such request and to execute, acknowledge, and deliver any other documents required by any title company to remove any cloud, title exception or title problem from the Property resulting from or arising out of this Agreement or the option granted herein.

                 Notices. Except as otherwise provided in this Agreement, any notice, demand or request which may be permitted, required or desired to be given in connection herewith shall be given in writing and directed to Owner and Optionee as follows:

         If to Owner:                      Inco Homes Corporation
                                           1282 West Arrow Highway
                                           Post Office Box 970
                                           Upland, California 91785
                                           Attention: Mr. Ira Norris
                                           Telecopier No. (909) 982-9784

         If to Optionee:                   Overland Opportunity Fund, LLC
                                           147 East Olive Avenue
                                           Monrovia, California 91016
                                           Attention: Mr. Fred Liao
                                           Telecopier No. (818) 358-0338

         With copies to:                   Cox, Castle & Nicholson, LLP
                                           2049 Century Park East
                                           Suite 2800
                                           Los Angeles, California 90067
                                           Attention: Gregory J. Karns, Esq.
                                           Telecopier No. (310) 277-7889

Except as otherwise provided in this Agreement, notices shall be either (i) personally delivered (including delivery by Federal Express or other courier service) to the offices set forth above, in which case they shall be deemed delivered on the date of delivery to said offices; (ii) sent by telecopy, in which case they shall be deemed delivered on the date sent; provided, however, that any notices sent by telecopy shall also be sent by overnight courier on the same day; or (iii) sent by certified mail, return receipt requested, in which case they shall be deemed delivered on the date shown on the receipt unless delivery is refused or delayed by the addressee, in which event they shall be deemed delivered on the date of deposit in the U.S. Mail.

                 Miscellaneous.

                          Entire Agreement.

                                  This Agreement (including all exhibits and
schedules attached, each of which is incorporated into this Agreement by this reference), constitutes the entire understanding between the parties with respect to the option contemplated herein, and all prior or contemporaneous oral agreements, understandings,




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representations and statements, and all prior written agreements, understandings, representations and statements are merged into this Agreement. This Agreement may only be amended by a written instrument executed by the parties.

                                  The parties are not bound by any agreements,
understandings, provisions, conditions, representations or warranties (including but not limited to any so-called letters of intent, drafts of this Agreement or correspondence antedating this Agreement) other than as are expressly set forth and stipulated in this Agreement.

                          Performance of Acts.  If any date herein set forth
for the performance of any obligations by the parties or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "legal holiday" means any state or federal holiday for which financial institutions and post offices are generally closed in the State of California for observance thereof. For purposes of this Agreement, all references to "days" means calendar days unless otherwise specified.

                          Governing Law.  This Agreement shall be governed by
and construed in accordance with the laws of the State of California.

                          Severability.  If any one or more of the provisions
contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein; provided, however, that in no event shall this Agreement be construed to allow Optionee to purchase less than all of the Property or to exercise the option after expiration of the option term.

                          Waiver.  Either party may specifically and expressly
waive in writing any condition or breach of this Agreement by the other party, but no such waiver shall constitute a further or continuing wavier of any preceding or succeeding breach of the same or any other provision. Consent by one party to any act by the other for which such consent is required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future.

                          Counterparts.  This Agreement may be executed in one
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement on the date first above written.

OPTIONEE:                         OVERLAND OPPORTUNITY FUND, LLC,
                                  a California limited liability company


                                  By:
                                       --------------------------------

                                  Its:
                                       --------------------------------


OWNER:                            INCO HOMES CORPORATION, a Delaware
                                  corporation


                                  By:
                                       ---------------------------------

                                  Its:
                                       ---------------------------------




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